Exhibit 99.1

For Information Contact:

Lynne Misericordia, Senior Vice President,

Treasurer and Assistant Secretary

Pinnacle Foods Group Inc.

(973)-541-6641

FOR IMMEDIATE RELEASE

Pinnacle Foods Group Inc. Announces Cash Tender Offer and Related Consent Solicitation for its 8.25% Senior Subordinated Notes due 2013

Mountain Lakes, New Jersey – March 8, 2007 – Pinnacle Foods Group Inc. (“Pinnacle Foods”) announced today that it had commenced a cash tender offer to purchase any and all of its outstanding 8.25% Senior Subordinated Notes due 2013 (the “Notes”) (CUSIP No. 72347CAC8), and a related consent solicitation to amend the indenture pursuant to which the Notes were issued. The tender offer and consent solicitation are being made in connection with the previously announced agreement by Peak Acquisition Corp., an affiliate of The Blackstone Group, to merge with and into Crunch Holding Corp., which owns all of the issued and outstanding capital stock of Pinnacle Foods (the “Merger”). The tender offer and consent solicitation are made upon the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated March 8, 2007 (the “Offer to Purchase”) and the related Consent and Letter of Transmittal.

The tender offer will expire at midnight, New York City time, on Thursday, April 5, 2007, unless extended or earlier terminated by Pinnacle Foods (the “Expiration Date”). In order to be eligible to receive the total consideration for tendered Notes, holders must validly tender and not withdrawn their Notes at or prior to 5:00 P.M., New York City time, on Wednesday, March 21, 2007, unless extended or amended by Pinnacle Foods (the “Consent Date”). Tendered Notes may not be withdrawn and consents may not be revoked after the Consent Date.

The “Total Consideration” to be paid for each Note validly tendered and not withdrawn on or prior to the Consent Date, subject to the terms and conditions of the tender offer and consent solicitation, will be paid in cash and calculated using the bid-side yield of the 4.75% U.S. Treasury Note due December 31, 2008 (the “Reference Security”). The Total Consideration per $1,000 principal amount of Notes will be calculated as set forth in the Offer to Purchase and will equal (i) the sum of (a) the present value, determined in accordance with standard market practice, on the scheduled initial payment date of $1,041.25, the amount for which Pinnacle Foods may optionally redeem its Notes on December 1, 2008 (the first date on which the Notes are redeemable at a fixed redemption price) pursuant to the indenture governing the Notes, plus (b) the present value of the interest that would accrue from the most recent interest payment date to December 1, 2008, in each case determined on the basis of the bid-side yield on the Price Determination Date (as defined below) of the Reference Security plus a fixed spread of 50 basis points, minus the accrued and unpaid interest from the most recent interest payment date for the Notes to, but not including, the scheduled initial payment date. The Total Consideration and Tender Offer Consideration (as defined below) will be calculated by Lehman Brothers Inc., as Dealer Manager, in accordance with standard market practice, based on the bid-side yield for the Reference Security as of the Price Determination Date, as displayed on the Bloomberg Government Pricing Monitor Page BBT4 (or any recognized quotation source selected by Lehman Brothers Inc. in its sole discretion if the Bloomberg Government Pricing Monitor is not available or manifestly erroneous). The Total Consideration includes a consent payment of $30.00 per $1,000 principal amount of the Notes, which will be payable only in respect of the Notes purchased that are tendered on or prior to the Consent Date. Holders who tender their Notes after the Consent Date and at or prior to the Expiration Date will not be eligible to receive the consent payment, and accordingly will only be eligible to receive an amount equal to the Total Consideration less the consent payment (the “Tender Offer Consideration”). Holders whose Notes are accepted for payment will also be paid accrued and unpaid interest from the most recent interest payment date to, but not including the applicable payment date for Notes purchased in the tender offer. Pinnacle Foods expects that the Price Determination Date will be 11:00 A.M., New York City time, on March 22, 2007, unless extended by Pinnacle Foods in its sole discretion. For the purposes of calculating the Total Consideration and the Tender Offer Consideration pursuant to the terms of the tender offer, the scheduled initial payment date is April 2, 2007.

In connection with the tender offer, Pinnacle Foods is soliciting consents to proposed amendments to the indenture governing the Notes, which will eliminate substantially all restrictive covenants and certain events of default, amend certain provisions of covenants relating to the merger and consolidation of Pinnacle Foods and certain of its subsidiaries and make changes to certain terms of the defeasance and discharge provisions (and make related changes in the Notes and delete the form of supplemental indenture for subsequent guarantors). Holders may not tender their Notes without also delivering consents or deliver consents without also tendering their Notes.

For Notes that have been validly tendered and not withdrawn prior to the Consent Date and that are accepted for payment, settlement will occur on the initial payment date which will be the first business day following the Price Determination Date on which all conditions to the tender offer have been satisfied or waived, namely April 2, 2007 if the Merger is completed on such date. For Notes that have been validly tendered after the Consent Date and that are accepted for payment, settlement will occur on the final payment date, which will be promptly after the Expiration Date, namely April 6, 2007, if the Expiration Date is not extended.

The tender offer and consent solicitation are subject to the satisfaction of certain conditions, including receipt of consents sufficient to approve the proposed amendments and the Merger having occurred or occurring substantially concurrent with the initial payment date. The purpose of the tender offer is to acquire all outstanding Notes. The purpose of the consent solicitation is to amend the indenture governing the Notes and the Notes as described in the Offer to Purchase.

Pinnacle Foods has retained Lehman Brothers Inc. to act as the Dealer Manager for the tender offer and Solicitation Agent for the consent solicitation. Persons with questions regarding the tender offer and the consent solicitation should contact Lehman Brothers Inc. at (800) 438-3242 (toll-free) or (212) 528-7581. Requests for documentation may be directed to Global Bondholder Services Corporation, the Information Agent, which can be contacted at (212) 430-3774 (for banks and brokers only) or (866) 924-2200 (for all others toll-free).

This release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The offer to purchase the Notes is only being made pursuant to the tender offer and consent solicitation documents, including the Offer to Purchase that Pinnacle Foods is distributing to holders of Notes. The tender offer and consent solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the tender offer or consent solicitation are required to be made by a licensed broker or dealer, they shall be deemed to be made by Lehman Brothers Inc. on behalf of Pinnacle Foods.

Important Information

Except for the historical information contained herein, the matters discussed are forward-looking statements. These statements involve risks and uncertainties, such as quarterly fluctuations in operating results, the timely availability of new products, the impacts of competitive products and pricing, the ability to grow the distribution networks for Pinnacle Foods’ products, the ability to continue to obtain long-term financing, and the ability to locate and integrate past and future acquisitions. Risks and uncertainties related to Crunch Holding Corp.’s acquisition by an affiliate of The Blackstone Group include Crunch Holding Corp. not being able to complete the proposed transaction, conditions in the financing commitments that could impact its and Pinnacle Foods’ ability to obtain long-term financing, and the failure of Pinnacle Foods to obtain sufficient acceptances to the proposed debt tender offer, stockholder or other regulatory approvals or to satisfy any other closing conditions to the merger agreement. Additionally, Pinnacle Foods is subject to other risks and uncertainties set forth in Pinnacle Foods’ filings with the

Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.

About Pinnacle Foods Group Inc.

Pinnacle Foods, with corporate offices in Mountain Lakes and Cherry Hill, New Jersey, is a leading producer, marketer and distributor of high-quality branded convenience food products in the frozen foods and dry foods segments in the United States and Canada. The dry foods segment consists primarily of Duncan Hines® baking mixes and frostings; Vlasic® pickles, peppers and relish; Armour® canned meats; Open Pit® barbeque sauce and Mrs. Butterworth’s® and Log Cabin® syrups and pancake mixes. The frozen foods segment consists primarily of Aunt Jemima® frozen breakfasts; Swanson® and Hungry Man® frozen dinners and entrees; Van de Kamp’s® and Mrs. Paul’s® frozen seafood; Celeste® pizza; and Lender’s® bagels. Pinnacle Foods primarily offers its products through its broker network to traditional classes of trade, including grocery wholesalers and distributors, grocery stores and supermarkets, convenience stores, mass and drug merchandisers and warehouse clubs. It also distributes its products through foodservice and private label channels.